Exhibit 10.19

AMENDMENT NO. 2 TO
NOTE

This Amendment No. 2 to the 10% $41,500.00 Convertible Promissory Note (the “Note”) dated as of March 9, 2009, is entered into to be effective as of the 12 day of October, 2011, by and among Zevotek, Inc., a Delaware corporation, with principal executive offices located at 900 Southeast Ocean Boulevard, Stuart, FL 34994 (the “Company”), and the holder of the Note, signatory hereto (the “Holder”).

WHEREAS, the Holder and the Company desire to amend the terms of the Note clarify the certain terms of the Note.

NOW THEREFORE, in consideration of the above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.1	Section 2 of the Note shall be amended and restated as follows:

2.           Conversion of Principal and Interest. (a) Subject to the terms and conditions hereof, the Payee, at its sole option, may deliver to the Maker a notice in the form attached hereto as Exhibit A (a “Conversion Notice”) and an updated Loan Schedule, at any time and from time to time after the date hereof (the date of the delivery of a Conversion Notice, a “Conversion Date”), to convert all or any portion of the outstanding principal amount of this Note plus accrued and unpaid interest thereon, for a number of Shares equal to the quotient obtained by dividing the dollar amount of such outstanding principal amount of this Note plus the accrued and unpaid interest thereon being convened by the Conversion Price (as defined in Section 16).  Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note plus all accrued and unpaid interest thereunder in an amount equal to the applicable conversion, which shall be evidenced by entries set forth in the Conversion Notice and the Loan Schedule.

(b)           Favored Nations Provision.  Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity which holders of such securities or debt are not at any time granted registration rights equal to or greater than those granted to the Holder, (ii) the Maker’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights equal to or greater than those granted to the Holder, (iii) the Maker’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans that have been approved by a majority of the board of directors or in existence as such plans are constituted on the original date of issuance of this Note, (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the original date of issuance of this Note on the terms then in effect including the permissible amendment thereof,  (v) as a result of conversion of this Note, (vi) the Maker’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to consultants and service providers, and (vii) any and all securities required to be assumed by the Maker by the terms thereof as a result of any of the foregoing even if issued by a predecessor acquired in connection with a business combination, merger or share exchange (collectively, the foregoing (i) through (vii) are “Excepted Issuances”), if at any time while this Note is outstanding the Maker shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price hereunder in effect at such time, then the Conversion Price shall automatically be reduced to such other lower price.  Common Stock issued or issuable by the Maker for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.00001 per share of Common Stock.    Notwithstanding anything herein or in any other agreement to the contrary, the Maker shall only be required to make a single adjustment with respect to any Lower Price Issuance, regardless of the existence of multiple basis therefore.

1.2	The definition of “Conversion Price” in Section 14 of the Note shall be amended and restated as follows:

“Conversion Price” shall be $0.10 per share (which shall not be adjusted if the Maker, at any time while this Note is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of its capital stock).

1.3           All other terms and provisions of the Note in direct conflict with the amendments specifically set forth herein are hereby amended to conform to these amendments; and except for these amendments, all other terms and conditions of the Note shall remain unamended hereby and in full force and effect.

1.4           This Amendment, together with the Note, embodies the entire agreement and understanding between the Company and the Holder relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

1.5           If any provision of this Amendment, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Amendment, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

1.6           This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same agreement.  A facsimile transmission of this signed Amendment shall be legal and binding on all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly caused this Amendment to be executed and delivered on the date first written above.

ZEVOTEK, INC.	INTERSTELLAR HOLDINGS LLC

By:	By:
Robert Babkie	Annette Hunter
Chief Executive Officer	Managing Member